UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - November 17, 2009

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
101 College Road East
Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 228-8210

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 10, 2009, NUCRYST Pharmaceuticals Corp. (the “Corporation”) and NUCRYST Pharmaceuticals Inc., a wholly owned subsidiary (the “Subsidiary” and collectively with the Corporation, “NUCRYST”) entered into a definitive agreement with subsidiaries of Smith & Nephew plc (LSE: SN; NYSE: SNN) for the sale to Smith & Nephew of substantially all of the NUCRYST’s operations and assets including all rights to its proprietary nanocrystalline silver technology for cash consideration of U.S.$21 million plus the value of working capital, subject to certain adjustments (the “Sale Transaction”).  The closing of the Sale Transaction is subject to customary conditions including, without limitation, approval, by special resolution at a duly convened meeting of the Corporation’s shareholders, of the sale of all or substantially all of the Corporation’s assets.

The Corporation also entered into an amalgamation agreement on November 10, 2009 with The Westaim Corporation (“Westaim”) pursuant to which the Corporation will amalgamate with a newly formed subsidiary of Westaim pursuant to the provisions of Section 181 of the Business Corporations Act (Alberta) and continue as one corporation referred to herein as Amalco (the “Amalgamation”).  The shareholders of the Corporation, other than Westaim, will receive one redeemable preferred share in the capital of Amalco for each common share of the Corporation held and each redeemable preferred share will be redeemed for U.S.$1.77 in cash upon the completion of the Amalgamation.  Completion of the Amalgamation is subject to certain conditions including, without limitation, closing of the Sale Transaction and the approval, by a special resolution at a duly convened meeting of the Corporation’s shareholders, of the amalgamation agreement described above and the transactions contemplated thereby, including the Amalgamation. Following the completion of the Amalgamation, the Corporation intends to delist from the TSX and NASDAQ stock exchanges.

A copy of the press release announcing the Sale Transaction and Amalgamation dated November 10, 2009 is attached to this Current Report on Form 8-K as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated November 10, 2009, entitled “NUCRYST Announces Agreement to Sell Acticoat Business and Proposes Amalgamation with Westaim.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.

	By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary
Dated: November 17, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated November 10, 2009, entitled “NUCRYST Announces Agreement to Sell Acticoat Business and Proposes Amalgamation with Westaim.”